Exhibit 21.1  Subsidiaries of Registrant



Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
Integrated Silicon Systems, Inc.                   North Carolina

ISS Software Inc.                                  California

ISS Corporate Services, Inc.                       North Carolina

ArcSys UK Limited                                  England

Avant! Export FSC, Inc.                            Barbados

FrontLine Design Automation, Inc.                  California

Meta-Software, Inc.                                California

Anagram, Inc.                                      California

Avant! Japan KK                                    Japan

Meta-Software KK                                   Japan

Meta-Software SA                                   Switzerland

Meta-Software Deutschland, GMBH                    Germany

AvanWise, Inc.                                     Delaware

AvanSmart, Inc.                                    Delaware

Nexsyn Design Technologies, Inc.                   California


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